UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a press release September 2, 2009 as follows:

United Taconite to Increase Production, Return to 40-Hour Workweek

CLEVELAND—Sept. 2, 2009—Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced its wholly-owned subsidiary, United Taconite LLC, will increase production for the remainder of 2009. United Taconite has been operating under a 32-hour work week since November of 2008 when one of its two operating furnaces was idled due to the weak demand for iron ore in the steel making process. The anticipated increase in production will allow United Taconite’s 400+ hourly workers to progress towards a 40-hour work week to align with the operational plan.

"Cliffs Natural Resources is pleased United Taconite management and the union have been able to work cooperatively to keep everyone employed during these difficult economic times and avoid layoffs," said Donald J. Gallagher, president of Cliffs’ North American business unit. "For the past nine months, United Taconite has operated safely and efficiently despite the tremendous uncertainty about the economy. Today, I thank the employees and the management team at United for their dedication and look forward to bringing back both furnace lines at United."

The ramp-up in production will be phased in through the months of September and October. After the Labor Day holiday, mining operations will increase at the Thunderbird Mine, located in Eveleth, MN. In October, production will increase at the concentrator portion of the facility, located at the Fairlane Plant in Forbes, MN. Full start-up of the Line 1 furnace, which has been idled since the end of October 2008, is expected in early November.

United Taconite previously operated as EVTAC Mining Company and was idled in 2003 when EVTAC filed for bankruptcy. Cliffs Natural Resources and Laiwu Steel Group purchased the mine assets and reopened the facility as United Taconite in December of 2003. In July of 2008, Cliffs Natural Resources acquired Laiwu’s ownership interest and wholly owns the facility.

United Taconite employs about 500 people with an annual payroll of $57 million dollars and a total annual economic impact to the state of Minnesota of $270 million dollars.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources is an international mining and natural resources company. We are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The South American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the impact of the global economic crisis on the North American and global integrated steel industry; the length and extent of any potential and current production curtailments at both our customer’s facility and at our iron ore mining operations; changes in the sales volumes or mix; the impact of decreases in international prices for iron or resulting from the global economic crisis; the impact of price-adjustment factors on our sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity; the impact of the global economic crisis on the availability and cost of capital, our ability to maintain adequate liquidity and on our ability to access the capital markets; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; problems with productivity, third party contractors, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs and the effect of these various risks on our future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

MEDIA CONTACT:
Maureen Talarico
District Manager-Public Affairs Minnesota
218-279-6120
218-341-1331
Maureen.Talarico@Cliffsnr.com

INVESTOR AND FINANCIAL MEDIA CONTACT:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

September 3, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary